EXHIBIT 99.4

CLOUDCOMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of CloudCommerce, Inc. (the “Company”) and Parscale Creative, Inc. (“Parscale Creative”) after entering into an agreement on August 1, 2017, giving effect to the Company’s acquisition of Parscale Creative which was consummated on August 1, 2017. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet and the statement of operations as of, and for the year ended June 30, 2017, are presented as if the acquisition of Parscale Creative had occurred on July 1, 2016 and were carried forward through the periods presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of Parscale Creative as of the date of acquisition.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Parscale Creative acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed consolidated financial data also do not include any integration costs, cost overlap or estimated future transaction costs.

The historical financial information has been adjusted to give effect to events that are directly attributable to the acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and;

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and Parscale Creative included in the annual report on form 10-K for the year ended December 31, 2017 and contained elsewhere in this Form 8-K/A.

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CLOUDCOMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

	CloudCommerce, Inc.	Parscale Creative, Inc.	Pro Forma Adjustments		Pro Forma
	(audited)	(Unaudited)	(Unaudited)		(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$30,869	$200,000	$—		$230,869
Accounts Receivable, net	383,893	—	—		383,893
Prepaid and Other Current Assets	21,287	—	—		21,287
TOTAL CURRENT ASSETS	436,049	200,000	—		636,049

PROPERTY & EQUIPMENT, net	55,743	—	—		55,743

OTHER ASSETS
Lease Deposit	3,500	—	—		3,500
Internet Domain	20,202	—	—		20,202
Goodwill and other intangible assets, net	1,348,244	—	9,020,000	A	10,368,244
TOTAL OTHER ASSETS	1,371,946	—	9,020,000		10,391,946

TOTAL ASSETS	$1,863,738	$200,000	$9,020,000		$11,083,738

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$164,135	$—	$—		$164,135
Accrued Expenses	324,092	—	—		324,092
Deferred Income and customer deposits	632,134	729,341	—	E	1,361,475
Convertible Notes and Interest Payable, current, net	93,686	—	—		93,686
Notes payable	1,271,673	—	—		1,271,673
Deferred tax liability	—	—	1,075,000	D	1,075,000
Line of Credit	205,368	—	—		205,368
TOTAL CURRENT LIABILITIES	2,691,088	729,341	1,075,000		4,495,429

LONG TERM LIABILITIES
Accrued Expenses, long term	209,903	—	—		209,903
TOTAL LONG TERM LIABILITIES	209,903	—	—		209,903

TOTAL LIABILITIES	2,900,991	729,341	1,075,000		4,705,332

SHAREHOLDERS' EQUITY/(DEFICIT)
Preferred stock, $0.001 par value;
5,000,000 Authorized shares:
Series A Preferred stock; 10,000 authorized, 10,000
issued and outstanding shares;	10	—	—		10
Series B Preferred stock; 25,000 authorized, 18,025 shares issued and
outstanding;	18	—	—		18
Series D Preferred stock; 90,000 authorized, 90,000 shares issued and
outstanding;	—	—	90	B	90
Common stock, $0.001 par value;
2,000,000,000 authorized shares;
130,252,778 shares issued and outstanding	130,252	—	—		130,252
Additional paid in capital	18,969,288	—	7,609,910	B	26,579,198
Accumulated deficit	(20,136,821)	—	(194,341)	C	(20,331,162)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(1,037,253)	—	7,415,659		6,378,406

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,863,738	$729,341	$8,490,659		$11,083,738

See notes to unaudited pro forma condensed combined financial information.

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CLOUDCOMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2017

	CloudCommerce, Inc.	Parscale Creative, Inc.	Pro Forma Adjustments	Pro Forma
	(audited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE	$2,931,089	$5,539,692	$—	$8,470,781

OPERATING EXPENSES
Salaries and outside services	3,180,675	4,635,987	—	7,816,662
Selling, general and administrative expenses	902,994	1,041,288		1,944,282
Stock option expense	502,000	—	—	502,000
Depreciation and amortization	300,752	—	—	300,752

TOTAL OPERATING EXPENSES	4,886,421	5,677,275	—	10,563,696

INCOME / (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(1,955,332)	(137,583)	—	(2,092,915)

OTHER INCOME/(EXPENSE)
Other income	(10,120)	2,934	—	(7,186)
Loss on disposal of fixed assets	21,685	—	—	21,685
Interest expense	(98,337)	(45,572)	—	(143,909)

TOTAL OTHER INCOME (EXPENSE)	(86,772)	(42,638)	—	(129,410)

INCOME / (LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	(2,042,104)	(180,221)	—	(2,222,325)

PROVISION FOR INCOME (TAXES)/BENEFIT	(400)	—	—	(400)

NET INCOME / (LOSS)	$(2,042,504)	$(180,221)	$—	$(2,222,725)

PREFERRED DIVIDEND	80,000	—		80,000

NET INCOME / (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	(2,122,504)	(180,221)	—	(2,302,725)

EARNINGS / (LOSS) PER SHARE
BASIC AND DILUTED	$(0.02)	$—	$—	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	130,252,778	—	—	130,252,778

See notes to unaudited pro forma condensed combined financial information.

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CLOUDCOMMERCE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed statements of operations as of and for the year ended June 30, 2017, are based on the historical financial statements of the Company and Parscale Creative after giving effect to the Company’s acquisition that was consummated on August 1, 2017 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.  In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Parscale Creative’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, Parscale Creative’s historical financial statements for the year ended June 30, 2017, have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform Parscale Creative’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for year ended June 30, 2017, are presented as if the acquisition of Parscale Creative had occurred on July 1, 2016 and were carried forward through each of the period presented.

2. ACQUISITION OF PARSCALE CREATIVE, INC.

On August 1, 2017, the Company acquired 100% of certain assets and liabilities of Parscale Creative in a transaction accounted for under ASC 805, for the total purchase price of nine million dollars ($7,945,000.00), paid in the form of the issuance of ninety thousand (90,000) shares of the Company's Series D Convertible Preferred Stock, at a liquidation preference of one hundred dollars ($100.00) per share, plus dividend payments based on 5% of the adjusted revenue of Parscale Creative. Adjusted revenue is estimated to be in the range of $850,000 and $1,300,000 over 36 months, if we achieve 0.5% to 3.0% monthly adjusted revenue growth. Parscale Creative is engaged in the business of providing digital advertising, design and website development services. The acquisition is intended to enhance our services for digital advertising solutions. Parscale Creative is now a wholly-owned subsidiary of the Company.

Under the purchase method of accounting, the transactions will be valued for accounting purposes at $7,945,000, which will be the estimated fair value of the Company at date of acquisition. The assets acquired and liabilities assumed of Parscale Creative will be recorded at their respective fair values as of the date of acquisition, and the following table summarizes these values.

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Purchase Price
Allocation
As of August 1, 2017

Cash	$200,000
Customer deposits and accrued expenses	(535,000)
Net tangible liabilities assumed	$(335,000)

Non-compete agreements	$280,000
Brand name	1,930,000
Customer list	2,090,000
Goodwill	4,720,000
Deferred tax liability	(1,075,000)
Total purchase price	$7,945,000

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(A) To record the preliminary estimate of goodwill and intangible assets for the Company’s acquisition of Parscale Creative. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(B) Record the purchase of 100% of Parscale Creative’s members’ interest through the issuance of the Series D Preferred stock, valued at $7,945,000

(C) Included in Accumulated Deficit, is the Parscale Creative 12 months net loss of $180,221, and since the amounts for Parscale Creative do not include the entire Balance Sheet of the pre-acquisition company (see the explanation of the abbreviated financial statements), an adjustment was made in the amount of $14,120, in order to balance.

(D) Included in the purchase price is a deferred tax liability valued at $1,075,000.

(E) The amount included in Deferred Income and Customer Deposits of $729,341, differs from the amount included with liabilities assumed ($535,000) due to a timing difference. The purchase price is based on an August 1, 2017 effective date, and these proforma condensed financial statements are based on June 30, 2017.

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